UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2004

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 27, 2004, the Executive Committee of the Board of Directors of Cabot Corporation (the "Company") authorized the Company to implement a plan to shut down its Altona, Australia carbon black production plant, subject to any legally required consultation and notification processes. The decision to close the facility was driven by a number of factors including, in particular, the Company’s raw materials supplier’s indication that it would cease supply in September 2005, as well as the decline of the carbon black market in Australia. The closure is planned to occur in early October 2005. The Company is working to debottleneck certain of its Asia Pacific carbon black manufacturing plants in order to replace the 45,000 metric tons of production capacity in Altona.

The Company expects the closure plan will result in an estimated pre-tax charge to earnings of approximately $18 million over the next two years. Estimates of the total cost the Company expects to incur for each major type of cost associated with the plan are: (i) severance and employee benefits of $6 million, (ii) accelerated depreciation of facilities assets of $5 million, (iii) asset retirement obligations (consisting mainly of demolition and site clearing costs) of $5 million, and (iv) recognition of foreign currency translation adjustments of $8 million, (v) offset by the potential gain on sale of assets of $6 million. The total after-tax charge is estimated at $12 million.

Net cash outlays related to the closure over the two years are expected to be approximately $5 million, which includes the anticipated proceeds from the sale of certain assets.

On October 27, 2004, the Company issued a press release announcing its intention to close the Altona plant, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release issued by Cabot Corporation on October 27, 2004 announcing the Company’s intention to close its Altona, Australia carbon black manufacturing facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

October 28, 2004	By:	/s/ John A. Shaw

Name: John A. Shaw
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Cabot Corporation on October 27, 2004 announcing the Company's intention to close its Altona, Australia carbon black manufacturing facility